UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 3, 2016

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 3, 2016, the Board of Directors (“Board”) of Universal Insurance Holdings, Inc. (“Company”) approved amendments to the Company’s bylaws. The changes to the Company’s bylaws are generally ministerial, clarifying, or designed to conform to the General Corporation Law of Delaware, and effect the following changes:

•	clarify that resigning directors cannot vote on the nominee to fill a vacancy thus created;

•	conform to Delaware law provisions regarding a shareholder’s ability to remove directors;

•	clarify that director compensation can be paid in cash and/or other consideration;

•	clarify the roles of the Chairman of the Board and the Company’s officers;

•	specify and reorganize the provisions describing the required committees of the Board;

•	modernize the Company’s stock issuance procedures;

•	modernize the notice requirements relating to Board meetings; and

•	conform the bylaws to include existing indemnification provisions.

The foregoing summary is qualified in its entirety by reference to the bylaws, as amended and restated through November 3, 2016, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits:

3.1	Bylaws of the Company, as amended and restated through November 3, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes
Chief Executive Officer